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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 16, 2007


                              PORTER BANCORP, INC.
             (Exact name of registrant as specified in its charter)


              Kentucky                001-33033              61-1142247
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  (State or other jurisdiction of    (Commission          (I.R.S. Employer
   incorporation or organization)    File Number)        Identification No.)


               2500 Eastpoint Parkway, Louisville, Kentucky, 40223
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                    (Address of principal executive offices)


                                 (502) 499-4800
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              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

On June 16, 2007, Porter Bancorp, Inc. ("Porter Bancorp") and Ohio County Bancshares, Inc. ("OCB"), announced that they entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which Porter Bancorp will acquire all of the issued and outstanding shares of capital stock of OCB for $12,000,000 in a combination of shares of Porter Bancorp common stock and cash, of which between 50% and 60% will be payable in Porter Bancorp common stock.

Under the terms of the Agreement, shareholders of OCB will receive, for each share of OCB common stock they own, either $297.34 cash or 12.80 shares of Porter Bancorp common stock, subject to the limitation that at least 50% of the OCB shares be exchanged for Porter Bancorp common stock. The exchange ratio is subject to adjustment in the event that the average closing price of Porter Bancorp common stock for a 10 day pricing period prior to the closing is less than or equal to $20.91 or greater than or equal to $25.55 as more fully described in the Agreement. If OCB's tangible capital (subject to certain adjustments as more fully described in the Agreement) is less than $6 million, then the total merger consideration of $12 million will be reduced by an amount equal to $6 million less OCB's actual tangible capital. Shareholders of OCB may elect to receive common stock, cash, or a combination of common stock and cash for their shares of OCB common stock, subject to proration to maintain at least a 50/50 mix of cash and stock.

The boards of directors of Porter Bancorp and OCB have each approved the Agreement. Consummation of the merger is subject to a number of customary conditions including the receipt of all required regulatory approvals and approval of the OCB shareholders.

The news release dated June 18, 2007 announcing the transaction is included herein as Exhibit 99.1 and is incorporated herein by reference.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed herein as Exhibit 2.1 and is incorporated herein by reference.

Concurrently with the execution of the Agreement, Porter Bancorp entered into Voting Agreements with OCB shareholders who own 71% of the OCB shares to vote their shares of OCB common stock in favor of the Agreement and the transactions contemplated thereby, including the Merger. The voting agreements terminates if the Merger Agreement terminates.

A form of the Voting Agreement is attached as Annex A to the Merger Agreement and incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

    (d) Exhibits

Exhibit No.   Description of Exhibit
2.1           Agreement and Plan of Merger
99.1          Press Release issued by Porter Bancorp, Inc. on June 18, 2007



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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: June 20, 2007              Porter Bancorp, Inc.

                                      By:  /s/ Maria L. Bouvette
                                           ---------------------
                                           Maria L. Bouvette,
                                           President and Chief Executive Officer



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                                  EXHIBIT INDEX
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Exhibit            Description
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2.1                Agreement and Plan of Merger
99.1               Press Release dated June 18, 2007